Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees

Dearborn, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-138821, 333-153816, and 333-156631) of Ford Motor Company of our report dated June 21, 2019, relating to the financial statements and supplemental schedule of Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees which appear in this Form 11-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

BDO USA, LLP

Troy, Michigan

June 21, 2019